UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2011, IFMI, LLC (“IFMI”), a subsidiary of Institutional Financial Markets, Inc. (the “Company”), entered into a Contribution Agreement (the “Contribution Agreement”) with PrinceRidge Partners LLC, a Delaware limited liability company (“PrinceRidge GP”), and PrinceRidge Holdings LP, a Delaware limited partnership (“PrinceRidge”), pursuant to which IFMI will cause a wholly owned subsidiary to contribute all of the equity ownership interests in Cohen & Company Capital Markets, LLC (“CCCM”), a broker-dealer comprising a substantial part of IFMI’s capital markets segment, to PrinceRidge in exchange for an approximately 70% equity interest in both PrinceRidge and PrinceRidge GP (together, the “PrinceRidge Entities”).

Under the terms of the Contribution Agreement, the equity in CCCM together with cash, if necessary, shall have a book value of $45 million. The approximately 70% equity interest in each of the PrinceRidge Entities that will be issued to IFMI will be subject to a post-closing adjustment based on the valuation of the respective entities’ securities portfolios and membership equity at the time of closing. Prior to the closing of this transaction, IFMI and the PrinceRidge Entities may identify securities in the other’s portfolio for liquidation up to specified thresholds.

The capital markets professionals at CCCM, as well as certain support staff, totaling approximately 61 employees, will either continue employment with CCCM or be hired by PrinceRidge. The Contribution Agreement also provides that PrinceRidge will file an application with the Financial Services Authority (“FSA”) to register and authorize a newly formed broker-dealer organized in the United Kingdom and that, once such broker-dealer is duly registered and authorized, the capital markets professionals in IFMI’s European capital markets operation, EuroDekania Management Limited, will be transferred to the new PrinceRidge FSA-regulated entity.

The transactions contemplated by the Contribution Agreement are subject to the approval of the Financial Industry Regulatory Authority (“FINRA”). Each of CCCM and The PrinceRidge Group LLC (“PrinceRidge Group”), a broker-dealer wholly owned by PrinceRidge, have filed continuing membership applications with FINRA in connection with the proposed change in ownership to be effectuated at both broker-dealers as a result of the transaction. If at the end of the initial thirty-day review period, FINRA has not taken any action to halt the transaction and has not imposed interim restrictions that would effectively prevent the closing from taking place, the parties anticipate that the initial closing will occur within sixty days following the date of the Contribution Agreement. The final closing will occur following receipt of the final FINRA approvals.

Each of IFMI and the PrinceRidge Entities have made representations and warranties in the Contribution Agreement and have agreed to various restrictions, covenants and agreements. The Contribution Agreement contains standard termination provisions and allows both IFMI and the PrinceRidge Entities to terminate if the initial closing has not occurred by June 18, 2011 or the final FINRA approvals have not been obtained by November 30, 2011. The Contribution Agreement contains a two-year indemnity that is limited primarily to adjusting the equity interests in the PrinceRidge Entities among the members or partners, as applicable, and, in the event of an indemnity to IFMI for liabilities transferred with CCCM, in cash to IFMI from PrinceRidge. The transaction is subject to a number of closing conditions as set forth in the Contribution Agreement.

Upon the closing of the transactions, John Costas, Chairman of PrinceRidge, and Michael Hutchins, Chief Executive Officer of PrinceRidge, will enter into executive agreements with PrinceRidge, pursuant to which each of Mr. Costas and Mr. Hutchins will receive 424,371 shares of restricted stock in the Company under the Company’s 2010 Long-Term Incentive Plan, plus an additional 2.5% of the equity in PrinceRidge, all of which will be subject to time-based vesting and employment requirements. In addition, upon the closing of the transactions, Daniel G. Cohen, the Company’s Chairman, Chief Executive Officer and Chief Investment Officer, will enter into an executive agreement with PrinceRidge, pursuant to which he will serve as the Vice Chairman of the Board of Managers of PrinceRidge GP and the Chief Investment Officer and Managing Director and head of the Structured Products division of PrinceRidge. Pursuant to these executive agreements, Messrs. Costas, Hutchins and Cohen will receive a base salary of $200,000 from PrinceRidge and an additional annual allocation based on the profits of PrinceRidge. Any amounts payable to Mr. Cohen as a result of the executive agreement will offset amounts payable to Mr. Cohen under his current employment agreement with the Company.

Upon the closing of the transactions contemplated by the Contribution Agreement, the parties will enter into a Reimbursement Agreement, pursuant to which each party will provide the other with certain services related to the business of CCCM and the PrinceRidge Entities (including, for example, accounting and information technology support) for a 15-month period following the closing of the transactions.

Upon the closing of the transactions, the limited liability company agreement of PrinceRidge GP and the limited partnership agreement of PrinceRidge will be amended and restated and IFMI will be admitted as a member of PrinceRidge GP and a limited partner in PrinceRidge. Following the closing of the transactions contemplated by the Contribution Agreement, PrinceRidge GP’s Board of Managers will be comprised of five members: three IFMI appointees who currently serve on the Company’s Board of Directors, consisting of Daniel G. Cohen, Walter Beach and Lance Ullom, and John Costas and Michael Hutchins.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference. The registrant has omitted schedules, exhibits and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

The Contribution Agreement and the above description of the Contribution Agreement have been included to provide investors and securityholders with information regarding the terms of the Contribution Agreement. It is not intended to provide any other factual information about the Company, IFMI, the PrinceRidge Entities or their respective subsidiaries or affiliates. The Contribution Agreement contains representations, warranties and covenants of each of the Company and IFMI and its subsidiaries, on the one hand, and the PrinceRidge Entities and their subsidiaries, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Contribution Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Contribution Agreement. Moreover, the representations and warranties in the Contribution Agreement were used for the purpose of allocating risk between IFMI, on the one hand, and the PrinceRidge Entities, on the other hand. Securityholders are not third-party beneficiaries under the Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, IFMI or the PrinceRidge Entities.

Forward-looking Statements

This report contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, the receipt of approval of FINRA and the closing of the PrinceRidge transaction, in addition to those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure; and (h) a potential Ownership Change under Section 382 of the Internal Revenue Code. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.

On April 19, 2011, the Company issued a press release related to the transactions described under Item 1.01 above, which is furnished herewith as Exhibit 99.1.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*	Contribution Agreement

99.1*	Press Release Regarding PrinceRidge Contribution Agreement dated April 19, 2011.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: April 25, 2011	By:	/s/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Contribution Agreement

99.1*	Press Release Regarding PrinceRidge Contribution Agreement dated April 19, 2011.

*	Filed electronically herewith.